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                                                                     Exhibit 3.1

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               MOODY'S CORPORATION

                                  WITH AND INTO

                        THE DUN & BRADSTREET CORPORATION



                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware



         The Dun & Bradstreet Corporation, a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of Moody's Corporation, a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation under the name of Moody's Corporation:

          FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

          SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

          THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on September 8, 2000, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

                           RESOLVED, that, the Board of Directors hereby deems
                  it advisable and to the advantage of the Company that, pursuant to Section 253 of the General Corporation Law of Delaware, the Company merge Moody's Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, with and into the Company, which shall be set forth in a Certificate of Ownership and Merger (the "Moody's Merger Certificate") and filed with the Secretary of State of the State of Delaware pursuant to the General Corporation Law of the State of Delaware;

                           RESOLVED, that as a result of the merger the name
                  of the Company shall be changed to "Moody's Corporation"; and
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                           RESOLVED, that the Moody's Merger Certificate and the
                  transactions contemplated thereby be, and each of them hereby is, in all respects authorized and approved, and the officers of the Company be, and each of them hereby is, authorized to execute and file on behalf of the Company the Moody's Merger Certificate.

         FOURTH:  The Company shall be the surviving corporation of the Merger.

         FIFTH: The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

                                    ARTICLE I
               The name of the corporation is Moody's Corporation.

          SIXTH: This Certificate of Ownership and Merger shall become effective at 12:01 a.m. on October 1, 2000.

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         IN WITNESS WHEREOF, the Company has caused this Certificate of
Ownership and Merger to be executed by its duly authorized officer this 27th day of September, 2000.

                                            The Dun & Bradstreet Corporation


                                             By: /s/ David J. Lewinter
                                                -------------------------------
                                             Name:  David J. Lewinter
                                             Title:  Vice Presentation and
                                                     Corporate Secretary

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      THE NEW DUN & BRADSTREET CORPORATION

          The undersigned, being the duly elected Senior Vice President and Chief Legal Counsel of The New Dun & Bradstreet Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation by resolution duly adopted by unanimous written consent, declared it advisable that the Restated Certificate of Incorporation (the "Certificate") of the Corporation filed with the Secretary of State of the State of Delaware on June 15, 1998 be amended by amending Article FIRST to read in its entirety as follows:

          "FIRST: The name of the corporation is The Dun & Bradstreet Corporation."

          SECOND: That such amendment was duly adopted by the shareholders of the Corporation entitled to vote thereon in accordance with Section 228 of the DGCL.

          THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

          FOURTH: That such amendment shall be effective at 5:30 p.m., Eastern Standard Time, on June 30, 1998.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this 29th day of June, 1998.


                                   THE NEW DUN & BRADSTREET CORPORATION

                                    By:   \s\ Nancy L. Henry
                                          -------------------------------
                                    Name: Nancy L. Henry
                                    Title: Senior Vice President &
                                           Chief Legal Counsel


Attest:       \s\ Mitchell C. Sussis
           -------------------------------
           Name:  Mitchell C. Sussis
           Title:    Corporate Secretary

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                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                      THE NEW DUN & BRADSTREET CORPORATION

     The name of the corporation is the New Dun & Bradstreet Corporation, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 8, 1998. The original Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

     "FIRST: The name of the corporation is the New Dun & Bradstreet
Corporation.

     SECOND: The registered office of the corporation in the State of Delaware is located at No. 1209 Orange Street, in the city of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: (1) The total number of shares of all classes of stock which the corporation shall have authority to issue is 420,000,000, consisting of (1) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), (2) 400,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and (3) 10,000,000 shares of Series Common Stock, par value $.01 per share ("Series Common Stock"). The number of authorized shares of any of the Preferred Stock, the Common Stock or the Series Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock, the Common Stock or the Series Common Stock voting separately as a class shall be required therefor.

     (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     (3) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Series Common Stock for series of Series Common Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other

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special rights of each series of Series Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     (4) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or Series Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) or pursuant to the General Corporation Law of the State of Delaware.

     (b) Except as otherwise required by law, holders of a series of Preferred Stock or Series Common Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designations relating to such series).

     (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

     (d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the corporation upon such dissolution, liquidation or winding up of the corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

     FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-laws which is to the same effect as Article Fifth, Article Seventh, and Article Eighth of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith.

     SIXTH: (1) To the fullest extent permitted by the laws of the State of
Delaware:

     (a) The corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal,

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administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the corporation. The corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

     (b) The corporation shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth, Section
(1) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

     (c) The corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section (1) or otherwise.

     (d) The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Restated Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is


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obligated to indemnify pursuant to the first sentence of subsection (a) of this
Article Sixth, Section (1) shall be made to the fullest extent permitted by law.

     (e) For purposes of this Article Sixth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     (2) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall be originally elected for a term expiring at the succeeding annual meeting of stockholders. Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each succeeding annual meeting of stockholders following 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80 percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed only for cause, and only by the affirmative vote of at least 80 percent in voting power of all shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

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     (2)  Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.

     EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or Series Common Stock, special meetings of stockholders of the corporation may be called only by the Chief Executive Officer of the corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

     NINTH: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article Fifth, Article Seventh, Article Eighth or this Article Ninth or to adopt any provision inconsistent therewith.

     The New Dun & Bradstreet Corporation does hereby further certify that this Restated Certificate of Incorporation was duly adopted by the Board of Directors and by unanimous written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, THE NEW DUN & BRADSTREET CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Nancy
L. Henry, its Senior Vice President and Chief Legal Counsel this 15th day of June, 1998.

                                        THE NEW DUN & BRADSTREET CORPORATION


                                                /s/ Nancy L. Henry
                                        By: ________________________________
                                            Name:   Nancy L. Henry
                                            Title:  Senior Vice President
                                                    and Chief Legal Counsel


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